                                AMENDMENT #1 TO
                      RETAIL FUND PARTICIPATION AGREEMENT

      THIS AMENDMENT is made and entered into as the 20 day of April, 2006, by and among HARTFORD LIFE INSURANCE COMPANY (hereinafter the "Company"), on its own behalf and on behalf of each separate account of the Company set forth in SCHEDULE A hereto, as may be amended from time to time (each such account hereinafter referred to as a "SEPARATE ACCOUNT"), and MUNDER SERIES TRUST and MUNDER SERIES TRUST II (f/k/a The Munder Framlington Funds Trust) (hereinafter the "FUNDS"), each on its own behalf and on behalf of each separate series of the Funds set forth in SCHEDULE A hereto, as may be amended from time to time.

                                  WITNESSETH:

      WHEREAS, beneficial interests in the Funds are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "PORTFOLIOS"); and

      WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "CONTRACTS") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

      WHEREAS, the parties have entered into a Retail Fund Participation Agreement (the "Agreement") dated as of November 1, 2004 pursuant to which the Company purchases Class A and/or Class Y shares in the Portfolios set forth in SCHEDULE A on behalf of each corresponding Separate Account set forth on such SCHEDULE A to fund the Contracts and provides certain shareholder services to customers of the Company; and

      WHEREAS, the parties desire to add Class R shares of the Portfolios as eligible investments for the Separate Accounts.

      NOW, THEREFORE, in consideration of their mutual promises, the Company and the Funds agree as follows:

      1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

      2. SCHEDULE A to the Agreement is hereby deleted and replaced in its entirety with the attached SCHEDULE A.

      3. SCHEDULE B to the Agreement is hereby deleted and replaced in its entirety with the attached SCHEDULE B.

      4. All remaining provisions of the Agreement shall remain in full force and effect.

                   [Signatures Appear on the Following Page]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY                  MUNDER SERIES TRUST
                                                 MUNDER SERIES TRUST II
                                                 (f/k/a/ The Munder Framlington Funds Trust)

By:    /s/ Richard E. Cady                       By:    /s/ Melanie Mayo West
       -----------------------------------              ---------------------------------------
Name:  Richard E. Cady                           Name:  Melanie Mayo West
       -----------------------------------              ---------------------------------------
Title: Assistant Vice President                  Title: Asst. Secretary
       -----------------------------------              ---------------------------------------

                                                           DATED: APRIL 20, 2007

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
----------
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
-------------------
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC,
Eleven

                                          CLASS A   CLASS A    CLASS Y   CLASS Y    CLASS R   CLASS R
FUND                                       CUSIP     SYMBOL     CUSIP    SYMBOL      CUSIP     SYMBOL
--------------------------------------   ---------  --------  ---------  -------   ---------   -------
Asset Allocation Fund - Balanced         626129647   MUBAX    626129662   MUBYX    626127104    MUBRX
Bond Fund                                626129423   MUCAX    626129449   MUCYX       N/A        N/A
Cash Investment Fund                     626129308   MIAXX    626129100   MIYXX       N/A        N/A
Energy Fund                              626125819   MPFAX    626125769   MPFYX       N/A        N/A
Healthcare Fund                          626120703   MFHAX    626120828   MFHYX    626127203    MHCRX
Index 500 Fund                           626129761   MUXAX    626129787   MUXYX    626127609    MUXRX
Intermediate Bond Fund                   626129555   MUMAX    626129571   MUMYX       N/A        N/A
International Bond Fund                  626124671   MIBAX    626124697   MIBYX       N/A        N/A
International Equity Fund                626129738   MUIAX    626129753   MUIYX       N/A        N/A
Internet Fund                            626124648   MNNAX    626124291   MNNYX    626127401    MNNRX
Large-Cap Core Growth Fund               626124200   MUSAX    626124309   MUSYX    626127823    MUSRX
Large-Cap Value Fund                     626129688   MUGAX    626129712   MUGYX    626127815    MUGRX
Micro-Cap Equity Fund                    626124572   MMEAX    626124531   MMEYX    626127708    MMERX
Mid-Cap Core Growth Fund                 626124283   MGOAX    626124242   MGOYX    626127302    MMSRX
Real Estate Equity Investment Fund       626124887   MURAX    626124861   MURYX       N/A        N/A
Small-Mid Cap Fund                       626127880   MASMX    626127849   MSMYX    626127831    MSMRX
Small-Cap Value Fund                     626124630   MNVAX    626124580   MCVYX    626127500    MSCRX
Technology Fund                          626124184   MTFAX    626124226   MTFYX       N/A        N/A

                                                           DATED: APRIL 20, 2007

                                   SCHEDULE B

In consideration of the services provided by the Company pursuant to this Agreement, the Funds agree to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company's Separate Account(s) in the applicable class of each Portfolio under the Fund Participation Agreement, except that no fee shall by payable with respect to assets invested in the Index 500 Fund or the Cash Investment Fund:


      Class A shares: 20 basis points

      Class R shares: 25 basis points

      Class Y shares: 25 basis points

The Funds agree to pay or cause to be paid all fees within thirty (30) days following the receipt of a notice from Company that is accompanied by a statement showing the total number of accounts and assets invested in each Portfolio by each Separate Account and the calculation of the fees payable under this Agreement. Notice to the Funds will be sent by the Company within a reasonable time following the completion of the period for which payment is sought. Notwithstanding the foregoing, the Funds may request back-up documentation that supports the fee calculation with fifteen (15) days after receipt of the billing notice. The review by the Funds of the back-up documentation shall not exceed fifteen (15) business days.

In addition, provided that the party responsible for the sale of Class A or Class R shares within the Contracts, including without limitation Company or its affiliates (each, a "Seller"), has entered into a Dealer Agreement with the Underwriter or its successor, the Funds will pay or cause to be paid to such Seller all 12b-1 fees paid with respect to such Class A or Class R shares in accordance with the Funds' current payout schedule. Subject to change without notice, as of the date of this Schedule B, the Funds pay or cause to be paid 12b-1 fees as follows:

                                         CLASS A            CLASS R
FUND(S)                                 12b-1 FEES         12b-1 FEES
--------------------------------        ----------         ----------
All Funds except Index 500 Fund           0.25%               0.50%
Index 500 Fund                            0.15%               0.50%